UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2013

1st Source Corporation
(Exact name of registrant as specified in its charter)

Indiana	0-6233	35-1068133
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 North Michigan Street, South Bend, Indiana 46601
(Address of principal executive offices) (Zip Code)

574-235-2000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	Results of Operations and Financial Condition

On April 25, 2013, 1st Source Corporation issued a press release that announced its first quarter earnings for 2013.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 25, 2013, James R. Seitz, President of 1st Source Bank, was named Executive Vice President of 1st Source Corporation.  Mr. Seitz has served as President of 1st Source Bank since October 2012 and prior thereto, Executive Vice President.  As previously discussed in the 8-K filed on October 29, 2012, Mr. Seitz has been with bank for over 32 years and has been responsible for successfully managing a variety of staff and line functions during that time.

ITEM 9.01	Financial Statements and Exhibits

Exhibit 99.1:  Press release dated April 25, 2013, with respect to 1st Source Corporation’s financial results for the first quarter ended March 31, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st SOURCE CORPORATION
(Registrant)

Date: April 25, 2013	/s/ CHRISTOPHER J. MURPHY III
Christopher J. Murphy III
Chairman of the Board, President and CEO

Date: April 25, 2013	/s/ ANDREA G. SHORT
Andrea G. Short
Treasurer and Chief Financial Officer
Principal Accounting Officer